UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2015

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-	Unregistered Sales of Equity Securities

Effective August 5, 2015, the Company issued 13,625,826 shares of its Preferred Stock designated as “August 2015 Preferred Stock” (“Preferred Shares”) at a price of $0.56 per share.  The Preferred Shares were issued in satisfaction of certain promissory notes (“Notes”) issued by the Company and its subsidiary Powin Industries SA DE CV in the aggregate amount of $7,630,463.52, including compound interest.

The Preferred Shares were issued to the following person in the amounts indicated:

Joseph Lu	5,951,946
Danny Lu	1,001,008
Peter Lu	1,001,008
Lu Pacific Properties, LLC	917,096
3U Trading Co. Limited	4,754,762

The Preferred Shares were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (“1933 Act”), at Section 3(a)(9) of the 1933 Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation attached to this report as an exhibit.

Section9-	Financial Statements and Exhibits

Item9.01	Exhibits

Exhibit No.	Description

4	Certificate of Designation of August 2015 Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: August 5, 2015	By: /s/ Joseph Lu
President and Chief Executive Officer